EXHIBIT 10.1

THIRD AMENDMENT TO THE SEPARATION AGREEMENT

This Third Amendment (this “Amendment”), dated as of May 9, 2013, between Travelport Limited (“Travelport”) and Orbitz Worldwide, Inc. (“OWW” and together with Travelport, the “Parties”) is entered into to amend the Separation Agreement, dated as of July 25, 2007, between the Parties (as amended by the First Amendment thereto dated May 5, 2008, and the Second Amendment thereto dated January 23, 2009, the “Separation Agreement”). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Separation Agreement unless herein defined.

WHEREAS, Section 10.9 of the Separation Agreement provides that the Separation Agreement may be amended, modified or supplemented by written agreement of the Parties; and

WHEREAS, each of Travelport and OWW has determined that it is in its best interests to authorize and approve the agreements set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually agreed as follows:

ARTICLE I

AMENDMENT

Section 1.1 The first sentence of Section 10.8(a) of the Separation Agreement is hereby amended by replacing “for a period of five (5) years from the date hereof” with “for a period of two years after the last date that Travelport receives Confidential Information from OWW pursuant to ARTICLE IV”.

ARTICLE II

MISCELLANEOUS

Section 2.1 This Amendment shall be effective as of the date first written above.

Section 2.2 This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties or their successors in interest, except as expressly provided in the Separation Agreement.

Section 2.3 Nothing in this Amendment shall convey any rights upon any Person or entity which is not a Party or a permitted assignee of a Party to the Separation Agreement.

Section 2.4 This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constituted one and the same agreement.

Section 2.5 This Amendment shall be construed and enforced in accordance with, and the rights and duties of the Parties shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law other than Section 5-1401 of the General Obligations Law of the State of New York.

Section 2.6 Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties, obligations of the Parties under the Separation Agreement which shall remain in full force and effect as amended hereby.

IN WITNESS HEREOF, the parties have caused this Third Amendment to the Separation Agreement to be executed and delivered as of the date first above written.

TRAVELPORT LIMITED

/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Executive Vice President, Chief Legal Officer and Chief Administrative Officer

ORBITZ WORLDWIDE, INC.

/s/ James F. Rogers
Name:	James F. Rogers
Title:	Senior Vice President and General Counsel